UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CIM REAL ESTATE FINANCE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Your vote is needed for the CIM Real Estate Finance Trust, Inc. Annual Meeting of Stockholders to be held on July 11, 2024.

PLEASE VOTE TODAY

Dear Stockholder,

We are following up on proxy materials that were recently sent to you regarding the 2024 Annual Meeting of Stockholders of CIM Real Estate Finance Trust, Inc. The proxy materials describe the proposals and ask for your vote on those important matters.

Our records indicate that we have not received your vote. By voting prior to the July 11, 2024, meeting date, you can help us avoid additional costs associated with soliciting votes. Additionally, your account will be removed from further contact regarding voting for this meeting.

Your vote is important, no matter how many shares you own, for us to reach the required number of votes to hold the meeting and pass each proposal.

Options to record your vote are below:

o Internet voting – refer to the instructions within your enclosed ballot.
o Mail voting – return your ballot in the enclosed pre-paid Business Reply Envelope
o Touch-tone telephone voting – refer to the instructions within your enclosed ballot.
OR
o To speak with a live representative – Call (844) 280-5348 (toll free) Monday through Friday – between 9:00 a.m. and 6:00 p.m. EDT.

When you call this number, you will speak with a representative of Mediant Communications, the firm assisting CIM Real Estate Finance Trust in gathering votes.

**Please be sure to have your ballot with your control number in hand when calling**

To view the proxy materials online, please follow the instructions on the enclosed ballot.

After careful consideration, the Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees named in Proposal 1 and “FOR” Proposal 2 and Proposal 3.

Sincerely,

CIM Real Estate Finance Trust, Inc.